Exhibit 99.2

An independent global pure - play renewable energy developer December 2022 Investor Presentation

2 Please read the information below thoroughly before continuing to the rest of the presentation This presentation (together with oral statements made in connection herewith, this “Presentation”) is being delivered to you by E . E . W . Eco Energy World PLC (“EEW”) and ClimateRock to assist interested parties in making their own evaluation with respect to a potential investment in connection with the business combination between EEW, ClimateRock and ClimateRock Holding Limited (“Pubco”) and related transactions (the “Business Combination”) and the offering of the securities of EEW, ClimateRock or Pubco in a private placement and for no other purpose . This Presentation is provided for informational purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in EEW, ClimateRock or Pubco . No Representations or Warranties No representations or warranties, express or implied are given in, or in respect of, the accuracy or completeness of this Presentation or any other information (whether written or oral) that has been or will be provided to you . To the fullest extent permitted by law, in no circumstances will EEW, ClimateRock, Pubco or any of their respective subsidiaries, shareholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . In addition, this Presentation does not purport to be all inclusive or to contain all of the information that may be required to make a full analysis of EEW, ClimateRock, Pubco or the Business Combination . Viewers of this Presentation should each make their own evaluation of EEW, ClimateRock, Pubco and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . Nothing herein should be construed as legal, financial, tax or other advice . You should consult your own advisers concerning any legal, financial, tax or other considerations concerning the opportunity described herein . The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs . Forward - Looking Statements This Presentation contains certain forward - looking statements within the meaning of the federal securities laws with respect to the Business Combination between EEW and ClimateRock and Pubco, including statements regarding the benefits of the Business Combination, the anticipated timing of the completion of the Business Combination, the services offered by EEW and the markets in which it operates, the expected total addressable market for the services offered by EEW, the sufficiency of the net proceeds of the Business Combination to fund EEW’s operations and business plan and EEW’s projected future results . These forward - looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions . Forward - looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties . Many factors could cause actual future events to differ materially from the forward - looking statements in this document, including, but not limited to : (i) the risk that the Business Combination may not be completed in a timely manner or at all ; (ii) the risk that the Business Combination may not be completed by ClimateRock’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by ClimateRock ; (iii) the failure to satisfy the conditions to the consummation of the Business Combination, including the adoption of the business combination agreement by the shareholders of ClimateRock, the satisfaction of the minimum trust account amount following redemptions by ClimateRock’s public shareholders, retaining a minimum amount of available cash and the receipt of certain governmental and regulatory approvals ; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement ; (v) the effect of the announcement or pendency of the Business Combination on EEW’s business relationships, performance, and business generally ; (vi) risks that the Business Combination disrupts current plans and operations of EEW as a result ; (vii) the outcome of any legal proceedings that may be instituted against EEW, ClimateRock, Pubco or others related to the business combination agreement or the Business Combination ; (viii) the ability of Pubco to meet Nasdaq Stock Exchange listing standards at or following the consummation of the Business Combination ; (ix) the ability to recognize the anticipated benefits of Business Combination, which may be affected by a variety of factors, including changes in the competitive and highly regulated industries in which EEW (and following the Business Combination, Pubco) operates, variations in performance across competitors and partners, changes in laws and regulations affecting EEW’s business and the ability of EEW and the post - combination company to retain its management and key employees ; (x) the ability to implement business plans, forecasts, and other expectations after the completion of the Business Combination ; (xi) the risk that EEW (and following the Business Combination, Pubco) will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all ; (xii) the risk that Pubco experiences difficulties in managing its growth and expanding operations ; (xiii) the risk of cyber security or foreign exchange losses ; (xiv) the effects of COVID - 19 or other public health crises on the business and results of operations of EEW (and following the Business Combination, Pubco) and the global economy generally ; and (xv) costs related to the Business Combination . The foregoing list of factors is not exhaustive . You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of ClimateRock’s Quarterly Reports on Form 10 - Q, the registration statement on Form F - 4 and proxy statement/prospectus that will be filed by Pubco, and other documents filed by ClimateRock and Pubco from time to time with the SEC . These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements . Forward - looking statements speak only as of the date they are made . Readers are cautioned not to put undue reliance on forward - looking statements, and EEW and ClimateRock assume no obligation and do not intend to update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise . None of EEW, ClimateRock or Pubco gives any assurance that any of EEW, ClimateRock or Pubco will achieve its expectations . Industry and Market Data In this Presentation, EEW, ClimateRock and Pubco rely on and refer to certain information and statistics regarding the markets and industries in which EEW competes . Such information and statistics are based on EEW’s management’s estimates and/or obtained from third - party sources, including reports by market research firms and company filings . While EEW believes such third - party information is reliable, there can be no assurance as to the accuracy or completeness of the indicated information . None of EEW, ClimateRock or Pubco has independently verified the accuracy or completeness of the information provided by the third - party sources . Disclaimer (1/2)

3 Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners, and EEW’s, ClimateRock’s and Pubco ; s use thereof does not imply an affiliation with, or endorsement by, the owners of such trademarks, service marks, trade names and copyrights . Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, © or ® symbols, but EEW, ClimateRock and Pubco will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights . No Offer or Solicitation This Presentation does not constitute an offer, or a solicitation of an offer, to buy or sell any securities, investment or other specific product, or a solicitation of any vote or approval, nor shall there be any sale of securities, investment or other specific product in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . Any offering of securities will not be registered under the Securities Act of 1933 , as amended (the “Securities Act”), and will be offered as a private placement to a limited number of institutional “accredited investors” as defined in Rule 501 (a)(1), (2), (3) or (7) under the Act and “Institutional Accounts” as defined in FINRA Rule 4512 (c) . Accordingly, the securities must continue to be held unless a subsequent disposition is exempt from the registration requirements of the Securities Act . Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act . The transfer of the securities may also be subject to conditions set forth in an agreement under which they are to be issued . Investors should be aware that they might be required to bear the final risk of their investment for an indefinite period of time . None of EEW, ClimateRock and Pubco is making an offer of securities in any jurisdiction where the offer is not permitted . This Presentation relates to the potential financing of a portion of the Business Combination through a private placement of EEW, ClimateRock or Pubco securities . This Presentation shall not constitute a “solicitation” as defined in Section 14 of the Exchange Act . The promotion of EEW, ClimateRock or Pubco securities and the distribution of this Presentation in the United Kingdom are restricted by law . Accordingly, this Presentation is directed only at (i) persons outside the United Kingdom to whom it is lawful to communicate it, or (ii) persons having professional experience in matters relating to investments who fall within the definition "investment professionals" in Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 , as amended (the “Order”), or (iii) high net worth companies, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49 (2) of the Order and any other persons who fall within other applicable exemptions under the Order, provided that in the case of persons falling into categories (ii) and (iii), the communication is directed only at persons who are also "qualified investors" as defined in Section 86 of the Financial Services and Markets Act 2000 (together, “Relevant Persons”) . Any investment or investment activity to which this Presentation relates is available only to, and will be engaged in only with, Relevant Persons . This Presentation must not be acted on or relied on by persons who are not Relevant Persons . You represent and agree that you are a Relevant Person . Use of Projections This Presentation also contains certain financial forecasts, projections, estimates and targets for EEW with respect to certain ﬁnancial and operating information for EEW’s ﬁscal years 2022 through 2025 . None of EEW’s, ClimateRock’s or Pubco’s independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projection for the purpose of their inclusion in this Presentation, and accordingly, neither of them have expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation . These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results . Certain of the above - mentioned projected information has been provided for purposes of providing comparisons with historical data . The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . In addition, the method of application of IFRS to our results of operations could have a significant impact on the timing and amounts of revenue and expenses recognized in any future fiscal period, depending on, among other things, the terms of any specific agreement . Projections are inherently uncertain due to a number of factors outside of EEW’s, ClimateRock’s and Pubco’s control . While all financial projections, estimates and targets are necessarily speculative, EEW, ClimateRock and Pubco believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation . Accordingly, there can be no assurance that the prospective results are indicative of future performance of the combined company after the Business Combination or that actual results will not differ materially from those presented in the prospective financial information . Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved . Participants in Solicitation EEW, ClimateRock and Pubco and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies of ClimateRock’s shareholders in connection with the Business Combination . Investors and security holder may obtain more detailed information regarding the names and interests of ClimateRock’s directors and officers in the Business Combination in ClimateRock’s filings with the SEC, including ClimateRock’s IPO S - 1 . To the extent that holdings of ClimateRock’s securities have changed from the amounts reported in ClimateRock’s IPO Form S - 1 , such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC . Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of ClimateRock’s shareholders in connection with the Business Combination will be set forth in the proxy statement/prospectus on Form F - 4 for the Business Combination, which is expected to be filed by Pubco with the SEC . Investors, shareholders and other interested persons are urged to read the proxy statement/prospectus and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the Business Combination . Investors, shareholders and other interested persons will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about EEW, ClimateRock and Pubco through the website maintained by the SEC at www . sec . gov . Copies of the documents filed with the SEC that are referred to herein can be obtained free of charge by directing a written request to ClimateRock at 50 Sloane Avenue, SW 3 3 DD London, United Kingdom . Info@Climate - Rock . com Disclaimer (2/2)

Today's Speakers



Svante Kumlin
CEO, EEW

- Founder and major shareholder of Eco Energy World
- Over 35 years as an entrepreneur
- Strong track record founding / investing in renewable energy businesses



Kaveh Ertefai
CFO, EEW

- Focus on Solar PV development and investments since 2008
- Over 20 years experience in investment banking, private equity and management
- B.S. Finance & Economics NYU – Stern School of Business, TRIUM Global Executive MBA



ClimateRock
Renewable Investors

Per Regnarsson
CEO, ClimateRock

- Experienced renewable energy investor and financier with a career in sustainable infrastructure and financial services for 30 years
- Prior experience with Moody's, JP Morgan, Merrill Lynch and smaller renewable energy focused CF boutiques, and most recently K2 Management
- Has raised equity and debt capital for nearly 1 GW of renewable energy

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5 01 Introduction – EEW at a Glance 02 Solar PV market growth drivers 03 EEW Solar PV business 04 Project Pipeline 05 Financials 06 Investment Case Contents

EEW at a glance

EEW is a pure-play developer of utility-scale renewable energy projects

FOCUSED BUSINESS MODEL

Developing projects to a point that are Ready To Build and exit at RTB – EEW does not own & operate assets

PROVEN TECHNOLOGIES

Historically, a solar PV developer, expanded to Solar + BESS & now targeting green H_2

CLIENT BASE

- Oil & Gas Majors
- Utility & IPPs
- Investment Funds

KEY FACTS & FIGURES

>10 Yrs Track Record

~1.3 GW Projects Developed

10.1 GW Projects Pipeline

€ 21 m 2021 Net Income

GLOBAL & EXPANDING FOOTPRINT



Offices (5)

Markets (7)

MARKET SIZE

$338bn Required annual investment in Solar PV up to **2030** for **1.5°C** climate goal [1)]

$51bn **15% of CAPEX** [2)] Project Rights (Management estimate)

1% Market Share by 2027

EEW Target

Source: 1) $338bn annual investment in solar PV up to 2030 RENA - World Energy Transitions Outlook:1.5°C Pathway (March 2022) Figure 2.9 2) Management estimate of ready-to-build stage portion of the market based on average ratio of full project cost to ready-to- build stage value based on EEW's previously developed projects

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7 01 Introduction – EEW at a Glance 02 Solar PV market growth drivers 03 EEW Solar PV business 04 Project Pipeline 05 Financials 06 Investment Case Contents

Strong market drivers underpin high & growing demand for RTB projects 8 ENERGY TRANSITION Energy Security Greenwave from governments corporations and society Investor Interest Decreasing Technology Cost Developed by EEW UK – 14 MW (Pitworthy)

Levelized costs of energy (LCOE) of Solar PV fell by 90% between 2009 and 2021 Historic LCOE, 2009 – 2021 LCOE for Various Energy Sources, 2021 Solar has one of the lowest cost of electricity generation 65 131 50 26 152 74 45 93 56 204 PV Wind Coal CCGT Geothermal Nuclear Source: Lazard’s LCOE Analysis – Version 15.0 (Oct 21) 9 Utility scale solar PV has one of the lowest cost of electricity generation 41 30 400 350 300 250 200 150 100 50 0 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 PV Wind Coal Nuclear Levelized costs of energy (LCOE) of Solar PV fell by 90% between 2009 and 2021 Source: Lazard’s LCOE Analysis – Version 15.0 (Oct 21)

10 2020 2030 7X 20X Installed Capacity (forecast) 2050 Share of Solar PV in Power generation (capacity) is forecasted to rise rapidly Solar, 45% Others, 55% 2050 Solar, 7% Others, 93% 2020 7 - fold increase expected in solar PV installations 2020 - 30 with 22% CAGR - 2,000 4,000 14,000 16,000 Cumulative Installed Capacity GW 2050 2020 2000 CAGR 2030 - 50 5.0% 39% CAGR 2000 - 20 Historical Projection 12,000 10,000 8,000 2030 2021 6,000 CAGR 2020 - 30 22% Sources: Projections values for 2021 - 2030 & 2050 based on IRENA - World Energy Transitions Outlook:1.5 ƒ C Pathway (March 2022) Figure 2.3. Data points during 2030 - 2050 generated by calculating the CAGR formula and extrapolation of the 2030 and 2050 values as per IRENA Sources: Historical values for 2010 - 2021 based on https: //w ww .iea.org/data - and - statistics/charts/solar - pv - power - capacity - in - the - net - zero - scenario - 2010 - 2030 Sources: Historical values for 2000 - 2010 based on IRENA's renewable energy (IRENA, 2019c) Sources: IRENA - World Energy Transitions Outlook:1.5 ƒ C Pathway (March 2022)

11 01 Introduction – EEW at a Glance 02 Solar PV market growth drivers 03 EEW Solar PV business 04 Project Pipeline 05 Financials 06 Investment Case Contents

12 Project Capital Structure (Utility - Scale Solar PV) 1 2 Project Development Project Financing Project Operations & Construction Maintenance 3 4 Project Rights Value Attractive Value Chain Exposure EEW predominantly operates in subsidy - free markets & is focused on the highest margin segment of the value chain ‘Ready To Build’ (RTB) 40% 10% 25% 10% Project Example 100% 15% 1) Project Maturity Sources: Based on management estimation for illustration purpose EEW’s positioning in the solar power infrastructure value chain Source: 1) Management estimate of ready - to - build stage portion of the market based on average ratio of full project cost to ready - to - build stage value based on EEW’s previously developed projects

13 Feasibility Study Grid Connection Permitting Planning PPA Land Acquisition Arrange Financing Procure EPC + O&M Economic and technical analysis of the region to certify the financial model Study, evaluate & source the best suitable grid connection Land selection in proximity to point of grid connection, Negotiate land long - term option to lease Obtain all required permits; environmental, land use & generator licenses Arrangement of senior debt, construction finance & equity investment Selection of and contracting with EPC contractor for project build and maintenance Negotiation of PPA or merchant power offtake arrangements Projects are sold prior to construction at Ready To Build (“RTB”) Experienced teams in place to actively manage key workstreams cost - effectively across multiple markets After RTB Focused on the early - stage Solar - PV project development Note: After RTB services are optional services provided for certain projects upon request

Scalable & streamlined development model supported by in - house operations & local partners Financial Analysts Energy Analysts Grid Specialists BESS Specialists Land Agents Grid Consultants Planning Consultants Technical Advisors Local Lawyers Market Analysts Technical Experts Developers (On the Ground) External Consultants Executive management & central functions Centralised Operation

15 (1) The Group was founded in 2012 as a Cyprus incorporated legal entity, EEW Eco Energy World Holdings Limited , which in 2019 transferred its assets to the current UK incorporated parent entity, EEW Eco Energy World Plc >10 years track record: ~1.3 GW of renewables development 1 2008 Group founder begins working in the solar industry 2013 Sold 72 MW in UK 2013 Module plant discontinued Profitable since 2015 2018 Solar development in Spain 2017 - 18 Sold 187 MW in Australia 2020 Solar development in Sweden 2021 Re - entered UK, and entered Italy 2022 Operating in 9 markets with 11 GW pipeline of projects 2015 Solar development in Australia 2012 EEW founded (1)

16 Key attributes that make EEW a successful Solar PV developer Pure - Play Developer > 10 Yrs Experience Proven competence in developing from greenfield & selling RTB projects Conversion Ratio Streamlined development process & Cost - efficient project development ‘ RE BOX ’ In - house system tracking the development and sales of solar projects Focus on Grid Strong focus on the grid – Invests substantial time & effort understanding grid capacity in target markets ‘ Solar Bank ’ Extensive database of evaluated opportunities Nimble Quick in decision making, continuous learning across markets

Asset Location Development started Grid connection RTB / Sold Development cost (€/MW) Sold Price (€/MW) Buyer Project 1 37 MW Australia 2016 +12 months +24 months €15k €133k Infrastructure Investment Fund Project 2 11 MW UK 2013 +9 months +24 months €15k €451k Large Utility Project 3 50 MW Spain 2019 +6 months +36 months €10k €100k Oil Major 17 Key metrics for examples of EEW projects developed & sold

18 01 Introduction – EEW at a Glance 02 Solar PV market growth drivers 03 EEW Solar PV business 04 Project Pipeline 05 Financials 06 Investment Case Contents

19 2,814 MW 1,319 MW 1,070 MW 2,309 MW 1,272 MW 1,202 MW Early Stage 5,122 MW Mid Stage 2,591 MW Advanced Stage 2,272 MW Ready To Build 96 MW Early - stage An opportunity is identified, and the land availability and grid network strategy are under analysis. Mid - stage The land is identified & the lease agreements are being negotiated with the landowners and the grid availability is established with the network operator as being available in principle. Advanced - stage The land is secured with the landowners, the grid network is confirmed with the grid operator and the planning permitting is also underway. Ready To Build The land is secured & lease agreements have been signed with landowners, the grid network is confirmed with the grid operator and the planning permitting is obtained. RTB 2025 2024 2023 2022 32 MW 64 MW Project Classiﬁcation 4Q2022 (1 st Dec 22) Strong & Growing Pipeline – 10.1 GW GREENFIELD POTENTIAL JDA/ ACQUISITIONS Note: These pipeline figures are for illustrative purposes only and should not be relied upon as being indicative of future results. These illustrative figures are subject to various risks, uncertainties and assumptions, and there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated. JDA/acquisitions represent potential JDA or acquisition opportunities that EEW is aware of and which are subject to various stages of diligence and discussions with counterparties. Ability to acquire any project is dependent upon a number of factors, including successful negotiation with counterparties, completion of due diligence, and availability of funding. There can be no assurance that the Group will be able to acquire any of these pipeline opportunities, due to these or a number of other potential contingencies. EXISTING & POTENTIAL + = DEFINITIONS

20 UK 4,098MW Sweden 1,063MW Spain 696MW Italy 515MW Chile 1,110MW US 1,500MW UK, 41% Sweden, 11% Italy, 5% Spain, 7% Australia, 11% Chile, 11% US, 15% Pipeline breakdown by country Geographically diverse pipeline across OECD markets Australia 1,099MW As per 1st Dec 2022 Note: These pipeline figures include both greenfield and potential JDA/acquisitions and are for illustrative purposes only and should not be relied upon as being indicative of future results. These illustrative figures are subject to various risks, uncertainties and assumptions, and there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated. JDA/acquisitions represents potential JDA or acquisition opportunities that EEW is aware of and which are subject to various stages of diligence and discussions with counterparties. Ability to acquire any project is dependent upon a number of factors, including continued availability of projects for purchase, successful negotiation with counterparties, completion of due diligence, and availability of funding. There can be no assurance that the Group will be able to acquire any of these pipeline opportunities, due to these or a number of other potential contingencies.

Committed to scaling-up in the rapidly growing utility-scale solar PV market

GROWTH STRATEGY

- Greenfield
- Joint Development
- Acquisitions

Greenfield & Potential JDA/Acquisitions



In MW
▲36%
11
10
9
8
7
6
5
4
3
2
1
Q4-2021
Q4-2022
UK
Sweden
Italy
Spain
Denmark
Poland
Australia
US
Chile
Greece
Others

ONGOING EXPANSION ACTIVITIES

- Entering new markets such as the Chile and the US
- Targeting projects for potential acquisition in the UK, Chile, and the US
- Started jointly developing projects with local partners in Italy

Note:
These pipeline figures include both greenfield and potential JDA/acquisitions and are for illustrative purposes only and should not be relied upon as being indicative of future results. These illustrative figures are subject to various risks, uncertainties and assumptions, and there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated. JDA/acquisitions represents potential JDA or acquisition opportunities that EEW is aware of and which are subject to various stages of diligence and discussions with counterparties. Ability to acquire any project is dependent upon a number of factors, including successful negotiation with counterparties, completion of due diligence, and availability of funding. There can be no assurance that the Group will be able to acquire any of these pipeline opportunities, due to these or a number of other potential contingencies.

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22 01 Introduction – EEW at a Glance 02 Solar PV market growth drivers 03 EEW Solar PV business 04 Project Pipeline 05 Financials 06 Investment Case Contents

Strong revenue profile from transacting visible pipeline for the next 3 years

FROM PROJECT DEVELOPMENT TO SALES

Recurring revenue generated by selling projects prior to/upon reaching Ready to Build

- Projects from inventory of advanced stage and RTB projects to cover MWs targeted to be transacted in 2022 and the majority of MWs targeted in 2023
- Remainder of 2023 through 2025 MW expected to be generated from projects currently in Early and Mid stage of development

- In Q4 2022, EEW launched a process to bring to market advanced stage and RTB projects in UK, Sweden, Italy and Australia.
- Sale process in advanced stage and RTB typically can take from 3 to 6 months for completion from launch to sale.



Projected MW's targeted to be transacted
52% CAGR
359
714 1)
904
1446
1914
2021A
Q4'22E/Q1'23E
2023E
2024E
2025E



Total Pipeline
10.1 GW (Dec 1st 2022)
RTB & Advanced
2.4 GW
Mid Stage
2.6 GW
Early Stage
5.1 GW

Note: These projections are for illustrative purposes only and should not be relied upon as being indicative of future results. These illustrative projections are subject to various risks, uncertainties and assumptions, and there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated.
1) 400MW represents project sold to EEW H2 Ltd, a spin off company owned separately by EEW shareholders but which is not part of the EEW Group. Sale is contingent upon EEW H2 Ltd. receiving third party investor financing, which has not yet been secured. A further total of up to 452 MW represents projects that are in various stages of development and of which sales terms are currently under various stages of negotiation with potential buyers, with sales of such projects targeted for completion in Q4 2022 or Q1 2023 (subject to agreement upon final terms). There can be no assurance that the Group will be able to complete any of these sales within the time frame specified due to a number of potential contingencies.

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24 01 Introduction – EEW at a Glance 02 Solar PV market growth drivers 03 EEW Solar PV business 04 Project Pipeline 05 Financials 06 Investment Case Contents

• ClimateRock and EEW target filing an F - 4 / proxy statement in December 2022 • The transaction will thereafter be expected to close in H1 2023 Overview 1 Valuation & Ownership 1 • Transaction reflects an equity value of approximately $801 million translating into an enterprise value of approximately $691 million • 100% of existing EEW shareholders expected to roll into the proforma company Transaction Rationale • Provides EEW with access to public markets, which will help facilitate the development of utility scale solar PV projects through additional growth capital and partnerships • Attractive opportunity within renewables market with strong potential Use of Proceeds • Working capital and general corporate purposes • Scaling EEW represents investment in people and infrastructure to support growth • 80% of new funds allocated to driving growth – development of pipeline and acquisitions 1. Pro forma diluted basis at $10.21 per share, assumes no redemptions by ClimateRock shareholders and $40.0 million investment from PIPE investors in order to meet $40 million minimum cash condition following payment of transaction expenses. Minimum cash condition may ultimately be met by a different combination of redemptions and PIPE investment. Excludes impact of unvested share based compensation and unvested shares pursuant to the new, to - be - established equity incentive plans and warrants. Transaction Overview

Detailed Transaction Overview – No Redemptions

Pro Forma Valuation[1,2]

($mm, except per share data)	
Pro Forma Shares Outstanding[2]	78.5
(x) Illustrative Share Price	$10.21
Pro Forma Equity Value[2]	**$801.1**
(-) Pro Forma Net Cash	$110.1
Pro Forma Enterprise Value[2]	**$691.0**

Pro Forma Share Ownership[1,2,3]



2.5%
5.1%
11.3%
81.1%
Existing EEW Shareholders
ClimateRock Public Shareholders
ClimateRock Founder Shares
PIPE Investors

Illustrative Sources & Uses

Sources ($mm)	
ClimateRock Cash in Trust[1]	$80.4
EEW Equity Rollover	$650.0
Existing EEW Cash	$0.0
ClimateRock Founder Shares	$20.1
PIPE	$40.0
Total Sources	**$790.5**

Uses ($mm)	
EEW Equity Rollover	$650.0
Cash to Balance Sheet[2]	$110.1
ClimateRock Founder Shares	$20.1
Transaction Fees & Expenses Including Deferred UW Fees[4]	$10.2
Total Uses	**$790.5**

1. Assumes no redemptions by Climate public stockholders
2. Pro forma diluted basis at $10.21 per share, assumes no redemptions by ClimateRock shareholders and $40 million investment from PIPE investors in order to meet $40 million minimum cash condition following payment of transaction expenses. Minimum cash condition may ultimately be met by a different combination of redemptions and PIPE investment. Excludes impact of unvested share based compensation and unvested shares pursuant to the new, to-be-established equity incentive plans and warrants.
3. Includes shares issued to Maxim Group LLC pursuant to IPO underwriting agreement & M&A advisory agreement
4. Represents only cash fees and expenses

26

Detailed Transaction Overview – Full Redemptions

Pro Forma Valuation[1,2]

($mm, except per share data)	
Pro Forma Shares Outstanding[2]	71.6
(x) Illustrative Share Price	$10.21
Pro Forma Equity Value[2]	**$731.2**
(-) Pro Forma Net Cash	$40.0
Pro Forma Enterprise Value[2]	**$691.2**

Pro Forma Share Ownership[1,2,3]



1.3%
7.0%
2.7%
88.9%
Existing EEW Shareholders
ClimateRock Public Shareholders
ClimateRock Founder Shares
PIPE Investors

Illustrative Sources & Uses

Sources ($mm)	
ClimateRock Cash in Trust[1]	$80.4
EEW Equity Rollover	$650.0
Existing EEW Cash	$0.0
ClimateRock Founder Shares	$20.1
PIPE	$50.3
Total Sources	**$800.7**

Uses ($mm)	
EEW Equity Rollover	$650.0
Cash Paid for Redemptions[1]	$80.4
Cash to Balance Sheet[2]	$40.0
ClimateRock Founder Shares	$20.1
Transaction Fees & Expenses Including Deferred UW Fees[4]	$10.2
Total Uses	**$800.7**

1. Assumes full redemptions by Climate public stockholders
2. Pro forma diluted basis at $10.21 per share, assumes full redemptions by ClimateRock shareholders and $50.3 million investment from PIPE investors in order to meet $40 million minimum cash condition following payment of transaction expenses. Minimum cash condition may ultimately be met by a different combination of redemptions and PIPE investment. Excludes impact of unvested share based compensation and unvested shares pursuant to the new, to-be-established equity incentive plans and warrants.
3. Includes shares issued to Maxim Group LLC pursuant to IPO underwriting agreement & M&A advisory agreement
4. Represents only cash fees and expenses

27

28 Appendix

ECO ENERGY WORLD

Experienced Executive Team & Proposed Post-Closing Board of Directors

- Proposed post-closing Board of Directors shall be composed of 2 management team members, 3 representatives of EEW shareholders, and 2 ClimateRock appointed representatives
- Board composition will satisfy SEC and NASDAQ independence requirements

Executive Team



Svante Kumlin
CEO
Over 35 years experience in entrepreneurship with founding and investing in hi-tech and renewable energy businesses



Panagiotis Sarris
COO
Over 30 years of experience of project management of which 17 within solar PV. ABO Wind, Conergy, Juwi. Electrical Engineer, M.Sc, UCL



Kaveh Ertefai
CFO
Over 20 years experience - investment banking, private equity and management with a focus on renewable energy since 2008



Reza Ghanei
CCO
+10 years experience in renewables sector; Founder of Maxsun, Key Account Manager at Ameresco Inc. M.Eng University of Cambridge

Board of Directors



Roger Parry
Chairman



Giles Clark
Member



Svante Kumlin
Member



Kaveh Ertefai
Member



Vera Spiridopoulo
Member



Charles Ratelband
Member



Per Regnarsson
Member

30 ▪ The Group’s performance depends strongly on availability of experienced and qualified personnel; inability to attract and/or retain such personnel, or loss of one or more of the Group’s key personnel, may disrupt the Group’s operations. ▪ The Group’s relatively short operating history makes it difficult to project its future prospects. ▪ The Group depends on the profitable sale of a small number of projects in its portfolio each year for a substantial portion of its anticipated cash flows and revenues. ▪ The Group’s business plan and strategy is dependent on continually sourcing new projects. ▪ The Group’s business is dependent upon its ability to continually identify and acquire suitable grid capacity and properties for its projects. ▪ A portion of the Group’s early - stage projects may experience unforeseen delays and/or difficulties in their development towards saleable, ready - to - build - stage projects; this could induce a loss of capital investment and the diversion of resources from profitable projects. ▪ The Group’s financial performance depends strongly on attractiveness of solar investments; if solar becomes a less attractive investment opportunity, this could have a material adverse effect on the Group’s business, financial condition and results of operations. ▪ The Group is obliged, in many jurisdictions, to fund early payments or issue securities prescribed in relation to grid connection securing; the Group may not have sufficient capital to comply with such requirements. ▪ The Group may not be able to obtain additional external financing on commercially acceptable terms or at all to fund the development of the Group’s portfolio or for other operational purposes. ▪ The Group may incur liabilities under the terms of its project sale agreements. ▪ Delayed payment or non - payment of all or part of the consideration for a sold project due to the Group’s failure to satisfy conditions under a project sale agreement could have a material adverse effect on its business, financial condition and results of operations. ▪ The Group is required to obtain and comply with licenses, permits, approvals and rulings for its projects, which are subject to change. ▪ The Group currently operates in a number of different international jurisdictions, and may expand into additional jurisdictions, which expose its business to a range of risks. ▪ The Group is exposed to exchange rate volatility and fluctuations that are beyond the Group’s control. ▪ Environmental laws and regulations in the jurisdiction in which a project is located may have an impact on a project’s viability. ▪ The Group’s operations may be negatively affected by business interruption and political and economic risks in the countries it operates, especially in emerging markets. ▪ The predicted future growth of the solar industry may not materialize. ▪ The Group’s business, operating results, financial position and ability to meet contractual commitments could be materially adversely affected by natural disasters impacting the projects and/or properties of the Group. ▪ Global economic conditions and macro events may adversely affect the Group’s business, financial condition and results of operations. ▪ Negative publicity associated with press reports, litigation and other public statements about the Group, solar industry or other industry participants could damage the Group’s reputation. Risk Factors